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Exhibit 5.1

[LETTERHEAD OF GOODWIN PROCTER LLP]

April 14, 2003

Gables Residential Trust
777 Yamato Road, Suite 510
Boca Raton, Florida 33431

  Re:
  Legality of Securities to be Registered
  Under Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as counsel for Gables Residential Trust, a Maryland real estate investment trust (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), of the Registration Statement on Form S-4 (the "Registration Statement"), relating to the registration of the offer by the Company to exchange (i) up to 1,600,000 of its Series C-1 Cumulative Redeemable Preferred Shares (the "Series C-1 Shares") for its outstanding Series C Cumulative Redeemable Preferred Shares (the "Series C Shares"). The Series C-1 Shares are proposed to be issued as contemplated by the Registration Rights Agreement, dated as of September 27, 2002, by and between the Company and Teachers Insurance and Annuity Association of America (the "Registration Rights Agreement").

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

  (i)
  the Registration Statement, including the form of prospectus included therein and the documents incorporated by reference therein;

  (ii)
  the Company's Declaration of Trust, as amended to the date hereof and on file with the Maryland State Department of Assessments and Taxation;

  (iii)
  the form of the Company's Articles Supplementary establishing and fixing the rights and preferences of a series of preferred shares (the Series C-1 Shares) (the "Article Supplementary");

  (iv)
  the Company's Second Amended and Restated Bylaws, as amended;

  (v)
  such records of the corporate proceedings of the Company as we deemed material; and

  (vi)
  the Registration Rights Agreement.

        In addition, we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records of the Company, and such other instruments and other certificates of public officials, officers and representatives of the Company and other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

        In rendering the opinions expressed below, we have assumed and have not verified the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, the legal capacity of each individual executing any document, and the factual accuracy and completeness of all representations, warranties and other statements made by the parties. We have also assumed that prior to the delivery of any Series C-1 Shares, the Registration Statement will have been declared effective.

        We are members of the Bar of the Commonwealth of Massachusetts, and in rendering the opinions expressed below, we express no opinion other than as to the laws of the United States and the Commonwealth of Massachusetts and the Maryland General Corporation Law. To the extent that any other laws govern any of the matters as to which we express an opinion herein, we have assumed, without independent investigation, that the laws of such jurisdiction are identical to those of the Commonwealth of Massachusetts, and we express no opinion as to whether such assumption is reasonable or correct.

        Based on and subject to the foregoing, we are of the opinion that when the Articles Supplementary (in the form examined by us) have been filed with the Maryland State Department of Assessments and Taxation, and when the Series C-1 Shares have been duly executed by the Company and issued and delivered upon consummation of the Exchange Offer against receipt of the Series C Shares, surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Registration Rights Agreement, and the Registration Statement, the Series C-1 Shares will be legally issued, fully paid and nonassessable.

        This opinion is based upon currently existing statutes, rules and regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

        This opinion shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association's Business Law Section as published in 53 Business Lawyer 831 (May 1998).

        We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the prospectus which is part of the Registration Statement.

                      Very truly yours,
                      /s/ Goodwin Procter LLP

                      GOODWIN PROCTER LLP

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  Exhibit 5.1